UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01.	Other Events.

Tender Offer

On April 11, 2016, The GEO Group, Inc. (the “Company” or “GEO”) announced that it commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding $300 million aggregate principal amount of 6.625% Senior Notes due 2021 (the “6.625% senior notes”). A copy of the press release, dated April 11, 2016, announcing the commencement of the Tender Offer is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

New Note Offering

Also, on April 11, 2016, GEO announced that it commenced an offering of $300 million aggregate principal amount of senior unsecured notes due 2026 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by each of GEO’s restricted subsidiaries (the “Guarantors”) that guarantee GEO’s obligations under the Second Amended and Restated Credit Agreement, dated as of August 27, 2014, by and among GEO and GEO Corrections Holdings, Inc., as Borrowers, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become a party thereto, and may be guaranteed by additional subsidiaries in the future. GEO intends to use the net proceeds from the offering, together with cash on hand to fund the Tender Offer and the repurchase, redemption or other discharge of all of GEO’s existing 6.625% senior notes that are not tendered pursuant to the Tender Offer and pay related fees, costs and expenses and for other general corporate purposes. A copy of the press release, dated April 11, 2016, announcing the offering of the Notes, is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 11, 2016, announcing the commencement of the Tender Offer.

99.2	Press Release, dated April 11, 2016, announcing the offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

April 11, 2016	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 11, 2016, announcing the commencement of the Tender Offer.

99.2	Press Release, dated April 11, 2016, announcing the offering of the Notes.

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